FIRST AMENDMENT

                            TO CREDIT AGREEMENT

     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "First Amendment"), dated as of December 7, 1999, between FIRST UNION NATIONAL BANK, a national banking association (the "Bank"), COMMSCOPE, INC. OF NORTH CAROLINA, a North Carolina corporation (the "Borrower") and the guarantors listed on the signature page hereto (the "Guarantors").

                            STATEMENT OF PURPOSE

     The Bank, the Borrower and the Guarantors are parties to the Credit Agreement dated as of February 26, 1999 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement"), pursuant to which the Bank has agreed to extend, and has extended, a credit facility to the Borrower.

     The parties now desire to amend the Credit Agreement in certain respects on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     Section 1. Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

     Section 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     (a) Section 1.1 of the Credit Agreement shall be amended by inserting the following defined terms in the correct alphabetical order:

          "Holdings Senior Subordinated Note Indenture" means the Indenture to be entered into by Holdings and, if applicable, certain of its Subsidiaries in connection with the issuance of the Holdings Senior Subordinated Notes, together with all instruments and other agreements entered into by Holdings or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "Holdings Senior Subordinated Note Issuance Date" means the first date on which the Holdings Senior Subordinated Notes are issued.

          "Holdings Senior Subordinated Notes" means the senior subordinated or subordinated notes (including any convertible subordinated notes and exchange notes) of Holdings to be issued pursuant to the Holdings Senior Subordinated Note Indenture.

     (b) Section 6.2 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (g), (ii) deleting the period at the end of clause (h) and substituting therefor the phrase "; and" and (iii) adding thereto the following new clause (i):

          "(i) Guarantee Obligations of the Borrower and its Subsidiaries in respect of the Holdings Senior Subordinated Notes, if applicable, provided that such Guarantee Obligations are subordinated to the Obligations or the Guaranty, as the case may be, to the same extent as the obligations of Holdings in respect of the Holdings Senior Subordinated Notes are subordinated to the obligations of Holdings under the Loan Documents to which it is a party."

     (c) Section 6.9 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (b), (ii) deleting the period at the end of clause (c) and substituting therefor the phrase ", and" and (iii) adding thereto the following new clause (d):

          "(d) the Borrower may pay dividends to Holdings in amounts sufficient to permit Holdings to make scheduled payments of interest on the Holdings Senior Subordinated Notes when due as long as at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing under paragraph (a) of
     Section 9.l."

     (d) Paragraph (i) of Section 9.1 of the Credit Agreement is hereby amended by (i) deleting the word "or" from the end of clause (ii) thereof and substituting therefor a comma and (ii) deleting the phrase, ";or" at the end of clause (iii) and substituting therefor the following:

     "or (iv) the incurrence of Indebtedness by Holdings consisting of the Holdings Senior Subordinated Notes as long as (A) the aggregate principal amount of the Holdings Senior Subordinated Notes does not exceed $200,000,000, (B) the Holdings Senior Subordinated Notes are issued at par or at a discount or premium not giving rise to original issue discount under the Code, (C) the Holdings Senior Subordinated Notes contain covenants, events of default and remedies as are then customary for similar subordinated unsecured debt securities issued in a public offering or a Rule 144A transaction and in any event no more restrictive than those contained herein, (D) the Holdings Senior Subordinated Notes have no scheduled principal payments prior to the sixth anniversary of the date of issuance thereof and are subject to no mandatory prepayments or redemptions or offers to purchase except for those based on a change of control or asset sales on terms as are then



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
     customary for senior unsecured debt securities issued in a public offering or a Rule 144A transaction and (E) the Holdings Senior Subordinated Notes contain subordination provisions satisfactory to the Bank; provided that the Holdings Senior Subordinated Notes shall be deemed to comply with this clause (iv) unless the Bank notifies the Borrower within five Business Days after its receipt of the preliminary offering memorandum (or any draft thereof containing substantially the same terms as are set forth in such preliminary offering memorandum) for the Holdings Senior Subordinated Notes that the senior subordinated notes described therein do not comply with this clause (iv), the Borrower hereby agreeing to distribute such preliminary offering memorandum to the Bank promptly following the printing thereof. To the extent that the aggregate principal amount of the Holdings Senior Subordinated Notes exceeds $150,000,000, such excess shall be deemed to utilize availability under clause (f) of
     Section 6.14, and Holdings and the Borrower hereby agree that they will not permit the aggregate principal amount of the Senior Subordinated Notes to exceed the sum of $150,000,000 plus the available unutilized amount under clause (f) of Section 6.14. Neither Holdings nor any of its Subsidiaries will (1) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Holdings Senior Subordinated Notes, provided, however, Holdings may optionally redeem (and offer to optionally redeem) the Holdings Senior Subordinated Notes when permitted under, and in accordance with, the Holdings Senior Subordinated Note Indenture as long as (I) no such redemption occurs prior to the third anniversary of the Holdings Senior Subordinated
     Note Issuance Date, (II) no such redemption may be made if a Default or Event of Default exists at the time thereof or would exist after giving effect thereto and (III) the average closing price of the common stock of Holdings on the New York Stock Exchange during the period of 10 consecutive trading days immediately preceding the date on which Holdings issues a notice of redemption of the Holdings Senior Subordinated Notes in accordance with the Holdings Senior Subordinated
     Note Indenture exceeds the conversion price then in effect for such common stock as provided in the Holdings Senior Subordinated Note Indenture by at least 10%, (2) amend, modify, waive or otherwise change, or consent to agree to any amendment, modification, waiver or other change to, any of the terms of the Holdings Senior Subordinated Notes (other than any such amendment, modification, waiver or other change that (I) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (II) does not involve the payment of a consent fee), or (3) designate any Indebtedness (other than obligations of the Loan Parties pursuant to the Loan Documents or pursuant to the Existing Credit Facility) as "Designated Senior Indebtedness" for the purposes of the Holdings Senior Subordinated
     Note Indenture; or"



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
     (e) Paragraph (j) of Section 9.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

          "or (iii) a change of control, however denominated, shall occur under the Holdings Senior Subordinated Note Indenture; or"

     (f) Section 9.1 of the Credit Agreement is amended by adding the following new paragraph (k) immediately after paragraph (j):

          "(k) on and after the Holdings Senior Subordinated Note Issuance Date, the Holdings Senior Subordinated Notes or the guarantees thereof shall cease, for any reason, to be validly subordinated to the Obligations or the obligations of Holdings and the Guarantors, if applicable, under the Loan Documents, as the case may be, as provided in the Holdings Senior Subordinated Note Indenture, or any Credit Party, any Affiliate of any Credit Party, the trustee in respect of the Holdings Senior Subordinated Notes or the holders of at least 25% in aggregate principal amount of the Holdings Senior Subordinated Notes shall so assert;"

     Section 3.  Representations and Warranties/No Default.

     (a) By its execution hereof, the Borrower hereby certifies that (after giving effect to this First Amendment) each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

     (b) By its execution hereof, the Borrower hereby represents and warrants that each of the Credit Parties has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this First Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms. This First Amendment has been duly executed and delivered by the duly authorized officers of the Credit Parties party thereto, and each such document constitutes the legal, valid and binding obligation of such Credit Parties, enforceable in accordance with its terms.

     (c) By its execution hereof, the Borrower hereby represents and warrants that on and after the Holdings Senior Subordinated Note Issuance Date (a) the obligations of Holdings under each Loan Documents to which it is a party will constitute "Senior Indebtedness" (however denominated) of Holdings under and as defined in the Holdings Senior Subordinated Note Indenture and (b) the obligations of the Borrower and each of its Subsidiaries under each Loan Document to which it is a party constitute "Senior Indebtedness" (however denominated) of the Borrower or such Subsidiary, as the case


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
may be, under and as, defined in the Holdings Senior Subordinated Note Indenture, if applicable.

     Section 4. Limited Amendment. Except as expressly amended and waived herein, each provision of the Credit Agreement and each provision of each other Loan Document shall continue to be, and shall remain, in full force and effect. This First Amendment shall not be deemed or otherwise construed
(a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to be a commitment or any other undertaking, by the Bank to engage in any further amendment or waiver of any aspect of the Credit Agreement or any other Loan Document or (c) to prejudice any other right or rights which the Bank may now have or may have in the future under or in connection with the Credit Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

     Section 5. Amendment Fee. As a condition to the effectiveness of this First Amendment, the Borrower shall pay to the Bank an amendment fee in an amount equal to $15,088.50.

     Section 6. Costs and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses of the Bank in connection with the preparation, execution and delivery of this First Amendment, including without limitation, the reasonable fees and disbursements of counsel for the Bank.

     Section 7. Counterparts. First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 7. Governing Law. This First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     Section 9. Entire Agreement. This First Amendment, together with the Credit Agreement and the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements. The Borrower acknowledges that there are no other agreements of any kind, whether written or oral pertaining to the subject matter hereof, not memorialized in the First Amendment, the Credit Agreement and the other Loan Documents.

                          [SIGNATURE PAGES FOLLOW]



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
     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered under seal by their respective duly authorized officers as of the date first above written.

                                 BORROWER:

                                 COMMSCOPE, INC. OF NORTH CAROLINA

[CORPORATE SEAL]

                                 By:  /s/ Barry D. Graham
                                    ---------------------------------------
                                    Name:   Barry D. Graham
                                    Title:  Treasurer

                                 BANK:

                                 FIRST UNION NATIONAL BANK

                                 By:  /s/ Frederick E. Blumer
                                    ---------------------------------------
                                    Name:   Frederick E. Blumer
                                    Title:  Vice President

                                 GUARANTOR:

                                 COMMSCOPE, INC.

                                 By:  /s/ Barry D. Graham
                                    ---------------------------------------
                                    Name:   Barry D. Graham
                                    Title:  Treasurer



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